UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2021
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Lien Credit Facility – Equity Issuance Agreement, Warrant and Registration Rights Agreement

As previously disclosed in the Company’s Form 10-Q filed on November 15, 2021 (the “Form 10-Q”), AgileThought, Inc. (the “Company”) agreed to issue $30 million worth of the Company’s Class A Common Stock by December 17, 2021, which date was subsequently extended, to the Administrative Agent under the Amended and Restated Credit Agreement by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AgileThought, Inc., the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC, as Administrative Agent (the “First Lien Credit Facility”). Pursuant to an equity issuance agreement (the “Equity Issuance Agreement”), dated December 28, 2021, between the Company and the Administrative Agent, the Company issued 4,439,333 shares of Class A Common Stock to the Administrative Agent on December 29, 2021 (the “First Lien Shares”).

For purposes of calculating compliance with the Company’s maximum total leverage ratio under the First Lien Credit Facility for the quarters ended December 31, 2021, March 31, 2022 and June 30, 2022 (but not for any quarter thereafter), the amount of the Company’s debt will be deemed to be reduced by the market value of the First Lien Shares at the applicable quarter-end. Subject to regulatory restrictions, the Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the maximum total leverage ratio to the extent necessary to comply with such financial ratio.

Upon the earlier of August 29, 2022 and the occurrence of an event of default under the First Lien Credit Facility (the “Lock-up Period”), the Administrative Agent may sell the First Lien Shares and apply 100% of the net proceeds to the outstanding obligations under the First Lien Credit Facility. If such proceeds exceed the then-existing obligations under the First Lien Facility, the Administrative Agent shall remit such excess amount to the Company. In addition, upon payment in full of the First Lien Credit Facility, the Administrative Agent shall return to the Company any of the First Lien Shares that have not been sold. Under the terms of the Equity Agreement, the Administrative Agent shall not exercise any voting rights with respect to the First Lien Shares.

Also as previously disclosed in the Form 10-Q, the Company agreed to issue warrants to the Administrative Agent or its affiliates to purchase $7 million worth of the Company’s Class A Common Stock on the date the First Lien Credit Facility is paid in full (the “First Lien Warrants”); this amount will reduce to $5 million if the First Lien Credit Facility is paid in full on or before February 28, 2022. The First Lien Warrants, when issued, shall be immediately exercisable at $0.0001 per share and have a term of five years. The number of shares issuable under the First Lien Warrant (the “Warrant Shares”) is subject to the cap described in Item 3.02 below.

On December 28, 2021, the Company also entered into a registration rights agreement (the “First Lien Registration Rights Agreement”) with Monroe Capital Management Advisors, LLC with respect to the First Lien Shares and the Class A Common Stock underlying the First Lien Warrants (the “Warrant Shares”). As a result, at the expiration of the Lock-Up Period, the Administrative Agent and the holders of Warrant Shares (when issued) will be able to make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or a portion of their registrable securities, subject to a maximum of five such demand registrations. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the First Lien Registration Rights Agreement. In addition, the holders of registrable securities will have “piggy-back” registration rights to include the First Lien Shares and the Warrant Shares in other registration statements filed by the Company subsequent to the end of the Lock-Up Period. To the extent it is eligible to do so, the Company also agreed to file a resale shelf registration statement covering the resale of all registrable securities upon the expiration of the Lock-Up Period.

Second Lien Credit Facility – Registration Rights Agreement

On December 30, 2021, the Company entered into a registration rights agreement (the “Second Lien Registration Rights Agreement”) with the lenders under the Credit Agreement, dated November 22, 2021, by and among the Company, AgileThought Mexico, S.A. DE C.V., AN Global LLC, entities affiliated with CS Investors and Nexxus Funds (both of which are existing AgileThought shareholders and have representation on AgileThought’s Board of Directors), Manuel Senderos, AgileThought’s Chief Executive Officer and Chairman of the Board of Directors (“Mr. Senderos”), and Kevin Johnston, AgileThought’s Chief Revenue Officer and Global Chief Operating Officer (“Mr. Johnston”), as lenders (the “Second Lien Lenders”), GLAS USA LLC, as administrative agent, and GLAS AMERICAS LLC, as collateral agent (as amended, the “Second Lien Credit Facility”). The Second Lien Registration Rights Agreement covers shares of Class A Common Stock currently held by the Second Lien Lenders and shares issuable upon conversion of the loans under the Second Lien Credit Facility.

As a result, at the expiration of the lock-up agreements applicable to such lenders, the Second Lien Lenders will be able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three such demand registrations, as long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the Second Lien Registration Rights Agreement. In addition, the Second Lien Lenders will have “piggy-back” registration rights to include their registrable securities in other registration statements filed by the Company subsequent to the expiration of the lock-up agreements applicable to such lenders. The Company also agreed to file a resale shelf registration statement covering the resale of all registrable securities upon the expiration of the lock-up agreements applicable to such lenders.

The foregoing descriptions of the material terms of the First Lien Warrants, the Equity Agreement, the First Lien Registration Rights Agreement and the Second Lien Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 with respect to the Equity Agreement and the First Lien Warrants is hereby incorporated by reference into this Item 3.02. The First Lien Shares were, and the First Lien Warrants will be, issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On December 27, 2021, the Company issued 461,236 shares of Class A Common Stock (the “Conversion Shares”) to Mr. Senderos and Mr. Johnston upon conversion of their loans under the Second Lien Credit Facility in the amount of $4,500,000 and $200,000, respectively. Mr. Senderos received 441,609 Conversion Shares, and Mr. Johnston received 19,627 Conversion Shares. The Conversion Shares were issued at a price of $10.19 per share in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The conversion price is equal to the consolidated closing bid price on November 22, 2021, as required under Nasdaq Rule 5635(c).

As previously disclosed in the Company’s Current Report on Form 8-K filed on November 30, 2021, each Second Lien Lender has the right, but not the obligation, to convert all or any portion of its outstanding loans into the Company’s Class A Common Stock on or after December 15, 2022 or earlier, upon the Company’s request. Unless the Company receives shareholder approval pursuant to applicable Nasdaq rules, the amounts under the Second Lien Facility will only convert into up to 2,098,545 shares of Class A Common Stock and will only convert at a price per share equal to the greater of $10.19 or the then-current market value.

The number of shares of Class A Common Stock issued pursuant to the Equity Agreement, the First Lien Warrants and the Second Lien Facility collectively will not exceed 8,394,183 shares (19.99% of the Company’s outstanding shares on November 15, 2021) without prior shareholder approval.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of First Lien Warrants
10.1	Equity Issuance Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC, in its capacity as Administrative Agent
10.2	Registration Rights Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC
10.3	Registration Rights Agreement, dated December 30, 2021, between the Company and the Second Lien Lenders
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2021

AGILETHOUGHT, INC.

By:	/s/ Jorge Pliego Seguin
Jorge Pliego Seguin
Chief Financial Officer